                                                                  EXHIBIT 12(a)

                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                      YEAR ENDED DECEMBER 31,
                                                                    ------------------------------------------------------
                                                                      1999        1998        1997        1996       1995
                                                                    --------    --------    --------    -------    -------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                      $ 76,613    $ 59,839    $ 37,797    $31,279    $22,060
  Plus:
     Fixed Charges (excluding capitalized interest)                  163,269     115,894      62,269     47,130     44,442
                                                                    --------    --------    --------    -------    -------

TOTAL EARNINGS                                                      $239,882    $175,733    $100,066    $78,409    $66,502
                                                                    ========    ========    ========    =======    =======

FIXED CHARGES:
     Interest expensed and capitalized                              $160,712    $114,396    $ 60,912    $45,857    $43,380
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                               2,286         544         526        586        372
     An estimate of the interest component within rental expense       1,474       1,080         831        687        690
                                                                    --------    --------    --------    -------    -------

TOTAL FIXED CHARGES                                                 $164,472    $116,020    $ 62,269    $47,130    $44,442
                                                                    ========    ========    ========    =======    =======

RATIO OF EARNINGS TO FIXED CHARGES                                      1.46        1.51        1.61       1.66       1.50
                                                                    ========    ========    ========    =======    =======




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                      $ 76,613    $ 59,839    $ 37,797    $31,279    $22,060
  Plus:
     Fixed Charges (excluding capitalized interest)                  127,485      98,456      52,255     41,604     41,081
                                                                    --------    --------    --------    -------    -------

TOTAL EARNINGS                                                      $204,098    $158,295    $ 90,052    $72,883    $63,141
                                                                    ========    ========    ========    =======    =======

FIXED CHARGES:
     Interest expensed and capitalized                              $124,928    $ 96,916    $ 50,898    $40,331    $40,019
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                               2,286         544         526        586        372
     An estimate of the interest component within rental expense       1,474       1,080         831        687        690
                                                                    --------    --------    --------    -------    -------

TOTAL FIXED CHARGES                                                 $128,688    $ 98,540    $ 52,255    $41,604    $41,081
                                                                    ========    ========    ========    =======    =======

RATIO OF EARNINGS TO FIXED CHARGES                                      1.59        1.61        1.72       1.75       1.54
                                                                    ========    ========    ========    =======    =======
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